UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2004

Duratek, Inc.

(Exact Name of Registrant as Specified in its
Charter)

Delaware	0-14292	22-2427618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10100 Old Columbia Road, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100

N/A

(Former Name or Former Address, if Changed Since Last Report)

DURATEK, INC.

Item 5.                                                           Other Events and Regulation FD Disclosure

As previously announced, on December 16, 2003, the Board of Directors of Duratek, Inc. (the “Company”) adopted a Stockholder Rights Plan.  In connection with the Stockholder Rights Plan, a right to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Company was distributed for each outstanding share of common stock of the Company and each outstanding share of 8% Cumulative Convertible Redeemable Preferred Stock of the Company on an as-converted basis (collectively, the “Common Stock”) held of record on December 29, 2003 (the “Record Date”).  On or about January 5, 2003, the Company mailed to stockholders of record on the Record Date a Summary of the Stockholder Rights Plan (the “Summary”).

The Company’s cover letter, dated December 29, 2003, and the Summary are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. A copy of the Stockholder Rights Plan was previously filed as an exhibit to the Company’s Form 8-K Current Report dated December 16, 2003.

Item 7.                                                           Financial Statements and Exhibits

(c)                                  Exhibits.

99.1                           Cover letter to stockholders dated December 29, 2003.

99.2                           Summary of Stockholder Rights Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURATEK, INC.

Date: January 5, 2004	By:	/s/ Robert F. Shawver
Robert F. Shawver
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Cover letter to stockholders dated December 29, 2003.

99.2	Summary of Stockholder Rights Plan.